                                  SCHEDULE 14A
                                 (RULE 14A-101)

                    INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION
          PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES
                    EXCHANGE ACT OF 1934 (AMENDMENT NO.   )

Filed by the Registrant [X]

Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[ ]  Preliminary Proxy Statement                [ ]  Confidential, for Use of the Commission
                                                     Only (as permitted by Rule 14a-6(e)(2))
[x]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

                            GABLES RESIDENTIAL TRUST
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)


--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[x]  No fee required.

[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

     (1)  Title of each class of securities to which transaction applies:

     (2)  Aggregate number of securities to which transaction applies:

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

     (4)  Proposed maximum aggregate value of transaction:

     (5)  Total fee paid:

[ ]  Fee paid previously with preliminary materials:

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1)  Amount Previously Paid:

     (2)  Form, Schedule or Registration Statement No.:

     (3)  Filing Party:

     (4)  Date Filed:

                            GABLES RESIDENTIAL TRUST

                              2859 PACES FERRY ROAD
                            OVERLOOK III, SUITE 1450
                             ATLANTA, GEORGIA 30339
                              --------------------

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                           TO BE HELD ON MAY 25, 1999
                            -------------------------

         NOTICE IS HEREBY GIVEN that the 1999 Annual Meeting of Shareholders (the "Annual Meeting") of Gables Residential Trust (the "Company") will be held on Tuesday, May 25, 1999 at 9:00 a.m. at the Vinings Club located in the office building of the Company's headquarters at 2859 Paces Ferry Road, Atlanta, Georgia 30339 for the following purposes:

                  1. To elect three Class II Trustees of the Company to serve until the 2002 Annual Meeting of Shareholders and until their respective successors are duly elected and qualified; and

                  2. To consider and act upon any other matters that may properly be brought before the Annual Meeting and at any adjournments or postponements thereof.

         Any action may be taken on the foregoing matters at the Annual Meeting on the date specified above, or on any date or dates to which, by original or later adjournment, the Annual Meeting may be adjourned, or to which the Annual Meeting may be postponed.

         The Board of Trustees has fixed the close of business on March 18, 1999 as the record date for determining the shareholders entitled to notice of and to vote at the Annual Meeting and at any adjournments or postponements thereof. Only shareholders of record of the Company's common shares of beneficial interest, par value $.01 per share, at the close of business on that date will be entitled to notice of and to vote at the Annual Meeting and at any adjournments or postponements thereof.

         You are requested to fill in and sign the enclosed form of proxy, which is being solicited by the Board of Trustees, and to mail it promptly in the enclosed postage-prepaid envelope. Any proxy may be revoked by delivery of a later dated proxy. Shareholders of record who attend the Annual Meeting may vote in person, even if they have previously delivered a signed proxy.

                                       By Order of the Board of Trustees

                                       MARVIN R. BANKS, JR.
                                       Secretary

Atlanta, Georgia
April 12, 1999

         WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING, PLEASE COMPLETE, SIGN, DATE AND PROMPTLY RETURN THE ENCLOSED PROXY CARD IN THE POSTAGE-PREPAID ENVELOPE PROVIDED. IF YOU ATTEND THE ANNUAL MEETING, YOU MAY VOTE IN PERSON IF YOU WISH, EVEN IF YOU HAVE PREVIOUSLY RETURNED YOUR PROXY CARD.

                            GABLES RESIDENTIAL TRUST

                              2859 PACES FERRY ROAD
                            OVERLOOK III, SUITE 1450
                             ATLANTA, GEORGIA 30339
                           --------------------------

                                 PROXY STATEMENT
                           --------------------------

                     FOR 1999 ANNUAL MEETING OF SHAREHOLDERS
                           To Be Held on May 25, 1999
                                                                  April 12, 1999

         This Proxy Statement is furnished in connection with the solicitation of proxies by the Board of Trustees of Gables Residential Trust (the "Company") for use at the 1999 Annual Meeting of Shareholders of the Company to be held on Tuesday, May 25, 1999, and at any adjournments or postponements thereof (the "Annual Meeting"). At the Annual Meeting, shareholders will be asked to vote upon the election of three Class II Trustees of the Company and to act upon any other matters properly brought before them.

         This Proxy Statement and the accompanying Notice of Annual Meeting and Proxy Card are first being sent to shareholders on or about April 12, 1999. The Board of Trustees has fixed the close of business on March 18, 1999 as the record date for the determination of shareholders entitled to notice of and to vote at the Annual Meeting (the "Record Date"). Only shareholders of record of the Company's common shares of beneficial interest, par value $.01 per share ("Common Shares"), at the close of business on the Record Date will be entitled to notice of and to vote at the Annual Meeting. As of the Record Date, there were 26,361,558 Common Shares outstanding and entitled to vote at the Annual Meeting. Holders of Common Shares outstanding as of the close of business on the Record Date will be entitled to one vote for each share held by them.

         The presence, in person or by proxy, of holders of at least a majority of the total number of outstanding Common Shares entitled to vote is necessary to constitute a quorum for the transaction of business at the Annual Meeting. Both abstentions and broker non-votes (as defined below) will be counted in determining the presence of a quorum. A plurality of votes cast shall be sufficient for the election of trustees. Abstentions and broker non-votes will be disregarded in determining the "votes cast" for purposes of electing trustees and will not affect the election of the candidates receiving a plurality of votes. A broker "non-vote" is a proxy from a broker or other nominee indicating that such person has not received instructions from the beneficial owner or other person entitled to vote the shares which are the subject of the proxy on a particular matter with respect to which the broker or other nominee does not have discretionary voting power.

         SHAREHOLDERS OF THE COMPANY ARE REQUESTED TO COMPLETE, SIGN, DATE AND PROMPTLY RETURN THE ACCOMPANYING PROXY CARD IN THE ENCLOSED POSTAGE-PREPAID ENVELOPE. SHARES REPRESENTED BY A PROPERLY EXECUTED PROXY RECEIVED PRIOR TO THE VOTE AT THE ANNUAL MEETING AND NOT REVOKED WILL BE VOTED AT THE ANNUAL MEETING AS DIRECTED ON THE PROXY. IF A PROPERLY EXECUTED PROXY IS SUBMITTED AND NO INSTRUCTIONS ARE GIVEN, THE PROXY WILL BE VOTED FOR THE ELECTION OF THE THREE NOMINEES FOR CLASS II TRUSTEES OF THE COMPANY NAMED IN THIS PROXY STATEMENT. IT IS NOT ANTICIPATED THAT ANY MATTERS OTHER THAN THOSE SET FORTH IN THE PROXY STATEMENT WILL BE PRESENTED AT THE ANNUAL MEETING. IF OTHER MATTERS ARE PRESENTED, PROXIES WILL BE VOTED IN ACCORDANCE WITH THE DISCRETION OF THE PROXY HOLDERS.

         A shareholder of record may revoke a proxy at any time before it has been exercised by filing a written revocation with the Secretary of the Company at the address of the Company set forth above; by filing a duly executed proxy bearing a later date; or by appearing in person and voting by ballot at the Annual Meeting. Any shareholder of record as of the Record Date attending the Annual Meeting may vote in person whether or not a proxy has been previously given, but the presence (without further action) of a shareholder at the Annual Meeting will not constitute revocation of a previously given proxy.

         The Company's 1998 Annual Report, including financial statements for the fiscal year ended December 31, 1998, is being mailed to shareholders concurrently with this Proxy Statement. The Annual Report, however, is not part of the proxy solicitation material. A copy of the Company's annual report to the Securities and Exchange Commission on Form 10-K may also be obtained by writing to the Secretary of the Company.


                        PROPOSAL 1: ELECTION OF TRUSTEES


INTRODUCTION

         The Board of Trustees of the Company consists of seven members who are divided into three classes. At the Annual Meeting, three Class II Trustees will be elected to serve until the 2002 Annual Meeting and until their successors are duly elected and qualified. The Board of Trustees has nominated John W. McIntyre, D. Raymond Riddle and Chris D. Wheeler to serve as Class II Trustees (the "Nominees"). Each of the Nominees is currently serving as a trustee of the Company. The Board of Trustees anticipates that each of the Nominees will serve, if elected, as a trustee. However, if any person nominated by the Board of Trustees is unable to accept election, the proxies will be voted for the election of such other person or persons as the Board of Trustees may recommend. The Board of Trustees will consider a nominee for election to the Board of Trustees recommended by a shareholder of record if the shareholder submits the nomination in compliance with the requirements of the Company's Second Amended and Restated Bylaws (the "Bylaws"). See "Other Matters -- Shareholder Proposals" for a summary of these requirements.

RECOMMENDATION

         THE BOARD OF TRUSTEES RECOMMENDS A VOTE FOR THE NOMINEES.

INFORMATION REGARDING NOMINEES, OTHER TRUSTEES AND EXECUTIVE OFFICERS

The following biographical descriptions set forth certain information with respect to the three Nominees for election as trustees at the Annual Meeting, each trustee who is not up for election and the executive officers who are not trustees, based on information furnished to the Company by each trustee and officer. Prior to the Company's initial public offering in January, 1994 (the "IPO"), each executive officer (other than Mr. Wheeler) was associated in the capacities described below with one of the Atlanta, Houston or Dallas Divisions of Trammell Crow Residential, which Divisions, collectively, were the predecessor to the Company (the "Predecessor"). The following information is as of February 28, 1999.

Nominees for Election as Trustees - Term Expiring 2002

         JOHN W. MCINTYRE. Mr. McIntyre is a trustee of the Company. Mr. McIntyre is former vice chairman of the board of directors of Citizens and Southern Corporation, a bank holding company, and former chairman of the board of directors and CEO of Citizens and Southern Georgia Corporation and Citizens and Southern National Bank. Mr. McIntyre is a director or trustee of a number of organizations, including the Invesco Global Health Science Fund, the Invesco Mutual Funds and affiliated entities, and the Kaiser Foundation Health Plan of Georgia. Mr. McIntyre received his bachelor's degree in business administration from Emory University School of Business, and attended the Business Executive Management Program at Stanford University Graduate School of Business. He is 68 years old.

         D. RAYMOND RIDDLE. Mr. Riddle is a trustee of the Company. Mr. Riddle is a retired chairman of the board and Chief Executive Officer of National Service Industries, Inc., a diversified manufacturing and service company. Mr. Riddle served in an executive capacity with National Service Industries, Inc. from January, 1993 until his retirement in February, 1996. Prior to that, Mr. Riddle served as President and Chief Executive Officer of Wachovia Bank of Georgia, N.A. and of Wachovia Corporation of Georgia, the parent of Wachovia Bank of Georgia, N.A. Mr. Riddle was employed by these organizations for more than five years. He serves as a director of AMC, Inc., Atlanta Gas Light Company, Atlantic American Corporation, Equifax, Inc., and Munich American Reassurance Company. He is 65 years old.

         CHRIS D. WHEELER. Mr. Wheeler has served as a trustee and as Senior Vice President of the Company since the April 1, 1998 consummation of the Company's acquisition of the business and properties of Trammell Crow Residential's South Florida operations. He previously served as Group Managing Partner responsible for all Trammell Crow Residential multifamily residential development and management in South Florida, the South Central United States and the Mid-Atlantic and Northeast United States. Mr. Wheeler has had 16 years of real estate experience with various Trammell Crow entities. Mr. Wheeler graduated with honors in 1978 from the California Institute of Technology with a major in applied physics. He received his master of business administration from Harvard Graduate School of Business in 1980. He is 42 years old.

Incumbent Trustees - Term Expiring 2000

         JOHN T. RIPPEL. Mr. Rippel is currently a trustee, President and Chief Operating Officer of the Company. Prior to becoming President and Chief Operating Officer in December, 1995, Mr. Rippel served as Senior Vice President, responsible for the development and acquisition of multifamily properties in Houston, San Antonio and Austin. Mr. Rippel joined the Company's Predecessor in 1982 as the chief financial officer for the Predecessor's start-up operation in Houston and later led the expansion of the organization into the Southwestern United States. Prior to joining the Company's Predecessor, Mr. Rippel was a CPA with Kenneth Leventhal Company, a national public accounting firm recognized for its expertise in the real estate industry. Mr. Rippel is a graduate of The University of Texas at Austin where he received a bachelor's degree in accounting. He is 44 years old. On March 18, 1999, Mr. Rippel announced his resignation as President and Chief Operating Officer of the Company, effective in May, 1999. Following Mr. Rippel's resignation and until a successor is appointed, Marcus E. Bromley, Chairman and Chief Executive Officer of the Company, will oversee the Company's property operations.

         LAURALEE E. MARTIN. Ms. Martin is a trustee of the Company. Since 1996, Ms. Martin has served as chief financial officer of Heller Financial Inc., an international commercial finance company. Ms. Martin reports directly to the chairman and oversees the treasury operations, tax, asset distribution and controllership functions. From 1993 to 1996, Ms. Martin served as Senior Group President of Heller. Prior to joining Heller Financial Inc., she held various positions at General Electric Credit Corporation, including president, General Electric Mortgage, and manager of Construction Lending Operations. Ms. Martin received her master of business administration from the University of Connecticut and her bachelor's degree from Oregon State University. She is 48 years old.

Incumbent Trustees - Term Expiring 2001

         MARCUS E. BROMLEY. Mr. Bromley is the Chairman of the Board of Trustees and Chief Executive Officer and has been since the Company's IPO. Mr. Bromley also served as President of the Company from the time of the Company's IPO until December, 1995, when Mr. Rippel was named President and Chief Operating Officer of the Company. Mr. Bromley joined the Company's Predecessor in 1982 and was responsible for overseeing the development and lease-up of multifamily properties in the Southeastern United States. Prior to joining the Company's Predecessor, Mr. Bromley was chief financial officer for a large engineering firm from 1976 to 1982, and assistant treasurer for the Amelia Island Company from 1973 to 1976. Mr. Bromley received his master of business administration degree from the University of North Carolina at Chapel Hill. He earned a bachelor's degree in economics from Washington and Lee University. Mr. Bromley is a former president of the Atlanta Apartment Association. He currently serves on the board of directors of the National Multi-Housing Council, as well as the Board of Advisors for The School of Commerce, Economics and Politics at Washington and Lee University. He is 49 years old.

         DAVID M. HOLLAND. Mr. Holland is a trustee of the Company. Mr. Holland is a retired Senior Vice President and assistant to the chairman of the board of DSC Communications Corporation, a communications equipment company listed on the New York Stock Exchange, and most recently acquired by Alcatel, a company based in France. He formerly served as Senior Vice President, Sales, Marketing & Service, as well as Corporate Planning and Development for DSC Communications Corporation. Prior to joining DSC Communications Corporation, Mr. Holland held various positions, including executive vice president and chief marketing officer at Sprint Communication Company, and executive positions at Datapoint Corporation and Xerox Corporation. Mr. Holland received his bachelor's degree in business from Michigan State University. He is 62 years old.

Executive Officers Who Are Not Trustees

         C. JORDAN CLARK. Since the IPO, Mr. Clark has served as Senior Vice President and, since 1997, has served as Chief Investment Officer in charge of the Company's development and acquisition efforts. Mr. Clark joined the Company's Predecessor in 1986 as a development associate. Prior to joining the Company's Predecessor, Mr. Clark was the curator of the 3M art collection in Minnesota. Mr. Clark received his master of business administration from the University of North Carolina at Chapel Hill. He also holds a master's degree in art history from the University of Virginia and an undergraduate degree in English from Davidson College. He is a member of the Multifamily Council of the Urban Land Institute. He is 43 years old.

         MARVIN R. BANKS, JR. Mr. Banks is Senior Vice President, Secretary and Chief Financial Officer and has been since the Company's IPO. He is responsible for all corporate financings, financial reporting and all accounting and tax issues. Mr. Banks joined the Company's Predecessor in 1987 and, since 1990, was the chief financial officer for certain divisions. Prior to joining the Company's Predecessor, he was a CPA with Ernst & Young, where he specialized in the financial services and construction industries. Mr. Banks is a graduate of the University of Texas at Austin with a bachelor's degree in accounting and is a member of the Urban Land Institute. He is 37 years old.

BOARD OF TRUSTEES AND COMMITTEES

         The Company is managed by a seven member Board of Trustees, a majority of whom are independent of the Company's management (the "Independent Trustees"). The Company's Board of Trustees is divided into three classes, and the members of each class of trustees serve for staggered three-year terms. The Board is composed of two Class I Trustees (Messrs. Bromley and Holland), three Class II Trustees (Messrs. McIntyre, Riddle and Wheeler) and two Class III Trustees (Mr. Rippel and Ms. Martin). All of the Class II Trustees are up for election at the Annual Meeting. The terms of the Class III and Class I Trustees will expire upon the election and qualification of trustees at the annual meetings of shareholders held following the fiscal years ending December 31, 1999 and 2000, respectively. At each annual meeting of shareholders, trustees will be reelected or elected for a full term of three years to succeed those trustees whose terms are expiring.

         Gables GP, Inc. ("GGPI") is a wholly-owned subsidiary of the Company and is the sole general partner of Gables Realty Limited Partnership, a Delaware limited partnership and the entity through which the Company principally conducts its business operations (the "Operating Partnership"). The Board of Directors of GGPI and the Board of Trustees of the Company each have the same members.

         During 1998, the Board of Trustees met six times. Each trustee attended at least 75% of the aggregate of the total number of meetings of the Board of Trustees and meetings of the committees of the Board of Trustees of which he or she was a member.

         Audit Committee. The Board of Trustees has established an Audit Committee consisting of Mr. McIntyre, as Chairperson, and Ms. Martin and Mr. Riddle. The Audit Committee is responsible for making recommendations concerning the engagement of independent public accountants, reviewing with the independent public accountants the plans and results of the audit engagement, approving professional services provided by the independent public accountants, reviewing the independence of the independent public accountants, considering the range of audit and non-audit fees and reviewing the adequacy of the Company's internal accounting controls. During 1998, the Audit Committee met two times.

         Compensation Committee. The Board of Trustees has also established a Compensation Committee consisting of Mr. Holland, as Chairperson, and Messrs. Riddle and McIntyre and Ms. Martin. The Compensation Committee exercises all powers of the Board of Trustees in connection with the compensation of executive officers of the Company, including incentive compensation and benefit plans. The Compensation Committee also has authority to grant awards under the Fourth Amended and Restated 1994 Share Option and Incentive Plan (the "1994 Share Option Plan" or "Plan") and cash bonuses under the Company's Incentive Compensation Plan. During 1998, the Compensation Committee met three times.

         Investment Committee. Each of the Board of Directors of GGPI and the Board of Trustees of the Company has established an Investment Committee of its respective Board currently consisting of Ms. Martin, as Chairperson, and Messrs. Bromley, Rippel and Wheeler. In general, the Investment Committee of GGPI has authority to cause GGPI, as general partner of the Operating Partnership, to make investment decisions on behalf of the Operating Partnership, provided, however, that the general subject matter of any such decision must have been previously approved by the full Board of GGPI. The Investment Committee of the Company has authority to enable the Company to guarantee indebtedness with respect to duly approved transactions entered into or to be entered into by GGPI and the Operating Partnership. During 1998, the Investment Committees of GGPI and the Company met twelve times.

         Nominating Committee. The Board of Trustees has also established a Nominating Committee consisting of Mr. Bromley, as Chairperson, and Mr. McIntyre and Ms. Martin. The Nominating Committee is primarily responsible for making recommendations to the Board with respect to (i) the size, composition, structure, functions, policies and practices of the Board and its committees;
(ii) the qualifications to be sought in the selection of persons to be considered for election to the office of Trustee and each committee of the Board; (iii) the procedures for identifying and recruiting qualified candidates for election to the office of Trustee; (iv) the candidates for election to fill vacancies in the office of Trustee and each committee of the Board; (v) the slate of nominees for election to the office of Trustee at each annual meeting of shareholders; and (vi) the evaluation of the Board's performance, of its relationship with management and of individual trustees. During 1998, the Nominating Committee met one time.

                 COMPENSATION OF TRUSTEES AND EXECUTIVE OFFICERS

         Trustees. Trustees of the Company who are also employees receive no additional compensation for their services as trustees. During 1998, each Independent Trustee received for his or her service as a trustee (i) a quarterly trustee's fee of $4,600; (ii) $1,200 per day for personal attendance at any meetings of the full Board of Trustees; and (iii) $500 per day for personal attendance at any committee meetings held on days on which no meetings of the full Board of Trustees were held. During 1999, each Independent Trustee will receive for his or her service as a trustee (i) a quarterly trustee's fee of $5,000; (ii) $1,300 per day for personal attendance at any meetings of the full Board of Trustees; and (iii) $500 per day for personal attendance at any committee meetings held on days on which no meetings of the full Board of Trustees were held. In addition, the Investment Committee chairperson will receive $5,000 in 1999 and the other committee chairpersons will receive $2,500 in 1999. Independent Trustees may elect to waive part or all of such fees in exchange for Common Share grants under the 1994 Share Option Plan, and each Independent Trustee has elected to receive 50% of such fees in the form of Common Share grants.

         Under the 1994 Share Option Plan, following each annual meeting of shareholders, each of the Company's Independent Trustees have automatically received an option to purchase 5,000 Common Shares at the market price of the Common Shares on the date of grant. Pursuant to this provision, following the 1998 Annual Meeting, each Independent Trustee was granted an option to purchase 5,000 Common Shares at $27.50 per share. All options granted to Independent Trustees vest one year after the date of grant. In 1999, in lieu of receiving an option to purchase 5,000 Common Shares, following the 1999 Annual Meeting each Independent Trustee will receive (i) 250 unrestricted Common Shares and (ii) an option to purchase 2,500 Common Shares at the market price on the date of grant. All such options shall vest one year after the date of grant.

         Executive Officers. The following table sets forth the compensation awarded to each of the five most highly compensated executive officers of the Company whose total salary and bonus exceeded $100,000 during each of the fiscal years ended December 31, 1998, 1997 and 1996.

                           SUMMARY COMPENSATION TABLE

                                                                                      LONG-TERM
                                                                                 COMPENSATION AWARDS
                                              ANNUAL COMPENSATION           ----------------------------
                                              --------------------           RESTRICTED                      ALL OTHER
                                               SALARY      BONUS            SHARE AWARDS         OPTIONS    COMPENSATION (1)
NAME AND PRINCIPAL POSITION         YEAR         ($)        ($)                 ($)                (#)           ($)
---------------------------         ----      --------    --------          ------------         -------    ------------

Marcus E. Bromley............       1998      $246,250    $340,558  (2)       $236,800  (3)      200,000       $6,074
   Chairman of the Board of         1997       180,000     112,025  (4)         96,075  (5)            0        5,110
   Trustees and Chief               1996       180,000     188,500  (6)        207,000  (7)            0        6,585
   Executive Officer

John T. Rippel (8)...........       1998       218,750     289,939  (9)        205,691  (10)     150,000        6,903
   President and Chief              1997       160,000     101,688  (11)        80,062  (12)           0        6,742
   Operating Officer                1996       160,000     160,388  (13)       170,775  (14)           0        6,068

C. Jordan Clark..............       1998       182,500     260,879  (15)       126,387  (16)     150,000        3,492
   Senior Vice President and        1997       152,000     118,713  (17)       176,137  (18)           0        3,448
   Chief Investment Officer         1996       152,000     137,625  (19)       155,250  (20)           0        4,750

Marvin R. Banks, Jr..........       1998       176,250     242,784  (21)       184,976  (22)     100,000        6,301
   Senior Vice President and        1997       152,000      81,688  (23)        80,062  (24)           0        5,938
   Chief Financial Officer          1996       152,000     137,625  (25)       155,250  (26)           0        7,360

Chris D. Wheeler (27)........       1998       142,500     199,100  (28)       117,015  (29)     156,300          643
   Senior Vice President


 --------------------------
[FN]
(1) 1998 amounts include the Company's matching contribution under its 401(k) plan ($3,899 for Mr. Bromley, $3,488 for Mr. Rippel, $2,062 for Mr. Clark, $3,691 for Mr. Banks and $643 for Mr. Wheeler) and the Company's cost of life insurance for 1998 ($2,175 for Mr. Bromley, $3,415 for Mr. Rippel, $1,430 for Mr. Clark and $2,610 for Mr. Banks).

(2) Amount consists of (i) $261,625 which was paid in cash in 1999, (ii) 1,000 unrestricted Common Shares ("Unrestricted Shares") awarded on April 1, 1998 under the 1994 Share Option Plan valued at $27.0625 per share and
      (iii) 2,231 Unrestricted Shares awarded on February 9, 1999 under the 1994 Share Option Plan valued at $23.25 per share.

(3) Consists of (i) 3,000 restricted Common Shares ("Restricted Shares") awarded on April 1, 1998 under the 1994 Share Option Plan valued at $27.0625 per share, which vest in three equal annual installments beginning on April 1, 1999 (the value of such Restricted Shares as of December 31, 1998 was $69,563) and (ii) 6,693 Restricted Shares awarded on February 9, 1999 under the 1994 Share Option Plan valued at $23.25 per share, which vest in three equal annual installments beginning on January 1, 2000. Dividends are payable on all of these Restricted Shares.

(4) Amount consists of (i) $80,000 which was paid in cash in 1998 and (ii) 1,200 Unrestricted Shares awarded on February 12, 1998 under the 1994 Share Option Plan valued at $26.6875 per share.

[FN]
(5) Consists of 3,600 Restricted Shares awarded on February 12, 1998 under the 1994 Share Option Plan valued at $26.6875 per share. These Restricted Shares vest in three equal annual installments beginning on January 1, 1999. The value of such Restricted Shares as of December 31, 1998 was $83,475. Dividends are payable on these Restricted Shares.

(6) Amount consists of (i) $85,000 which was paid in cash in 1997 and (ii) 4,000 Unrestricted Shares awarded on February 21, 1997 under the 1994 Share Option Plan valued at $25.875 per share.

(7) Consists of 8,000 Restricted Shares awarded on February 21, 1997 under the 1994 Share Option Plan valued at $25.875 per share. These Restricted Shares vest in two equal annual installments beginning on January 1, 1998. The value of such Restricted Shares (both vested and unvested) as of December 31, 1998 was $185,500. Dividends are payable on these Restricted Shares.

(8) On March 18, 1999, Mr. Rippel announced his resignation as President and Chief Operating Officer of the Company, effective in May, 1999.

(9) Amount consists of (i) $221,375 which was paid in cash in 1999, (ii) 1,000 Unrestricted Shares awarded on April 1, 1998 valued at $27.0625 per share and (iii) 1,785 Unrestricted Shares awarded on February 9, 1999 valued at $23.25 per share.

(10) Consists of (i) 3,000 Restricted Shares awarded on April 1, 1998 valued at $27.0625 per share, which vest in three equal annual installments beginning on April 1, 1999 (the value of such Restricted Shares as of December 31, 1998 was $69,563) and (ii) 5,355 Restricted Shares awarded on February 9, 1999 valued at $23.25 per share, which vest in three equal annual installments beginning on January 1, 2000. Dividends are payable on all of these Restricted Shares.

(11) Amount consists of (i) $75,000 which was paid in cash in 1998 and (ii) 1,000 Unrestricted Shares awarded on February 12, 1998 valued at $26.6875 per share.

(12) Consists of 3,000 Restricted Shares awarded on February 12, 1998 valued at $26.6875 per share. These Restricted Shares vest in three equal annual installments beginning on January 1, 1999. Dividends are payable on these Restricted Shares. The value of such Restricted Shares as of December 31, 1998 was $69,563.

(13) Amount consists of (i) $75,000 which was paid in cash in 1997 and (ii) 3,300 Unrestricted Shares awarded on February 21, 1997 valued at $25.875 per share.

(14) Consists of 6,600 Restricted Shares awarded on February 21, 1997 valued at $25.875 per share. These Restricted Shares vest in two equal annual installments beginning on January 1, 1998. The value of such Restricted Shares (both vested and unvested) as of December 31, 1998 was $153,038. Dividends are payable on these Restricted Shares.

(15) Amount consists of (i) $218,750 which was paid in cash in 1999 and (ii) 1,812 Unrestricted Shares awarded on February 9, 1999 valued at $23.25 per share.

(16) Consists of 5,436 Restricted Shares awarded on February 9, 1999 valued at $23.25 per share. These Restricted Shares vest in three equal annual installments beginning on January 1, 2000. Dividends are payable on these Restricted Shares.

(17) Amount consists of (i) $60,000 which was paid in cash in 1998 and (ii) 2,200 Unrestricted Shares awarded on February 12, 1998 valued at $26.6875 per share.

(18) Consists of 6,600 Restricted Shares awarded on February 12, 1998 valued at $26.6875 per share. These Restricted Shares vest in three equal annual installments beginning on January 1, 1999. Dividends are payable on these Restricted Shares. The value of such Restricted Shares as of December 31, 1998 was $153,038.


[FN]
(19) Amount consists of (i) $60,000 which was paid in cash in 1997 and (ii) 3,000 Unrestricted Shares awarded on February 21, 1997 valued at $25.875 per share.

(20) Consists of 6,000 Restricted Shares awarded on February 21, 1997 valued at $25.875 per share. These Restricted Shares vest in two equal annual installments beginning on January 1, 1998. The value of such Restricted Shares (both vested and unvested) as of December 31, 1998 was $139,125. Dividends are payable on these Restricted Shares.

(21) Amount consists of (i) $181,125 which was paid in cash in 1999, (ii) 1,000 Unrestricted Shares awarded on April 1, 1998 valued at $27.0625 per share and (iii) 1,488 Unrestricted Shares awarded on February 9, 1999 valued at $23.25 per share.

(22) Consists of (i) 3,000 Restricted Shares awarded on April 1, 1998 valued at $27.0625 per share, which vest in three equal annual installments beginning on April 1, 1999 (the value of such Restricted Shares as of December 31, 1998 was $69,563) and (ii) 4,464 Restricted Shares awarded on February 9, 1999 valued at $23.25 per share, which vest in three equal annual installments beginning on January 1, 2000. Dividends are payable on all of these Restricted Shares.

(23) Amount consists of (i) $55,000 which was paid in cash in 1998 and (ii) 1,000 Unrestricted Shares awarded on February 12, 1998 valued at $26.6875 per share.

(24) Consists of 3,000 Restricted Shares awarded on February 12, 1998 valued at $26.6875 per share. These Restricted Shares vest in three equal annual installments beginning on January 1, 1999. Dividends are payable on these Restricted Shares. The value of such Restricted Shares as of December 31, 1998 was $69,563.

(25) Amount consists of (i) $60,000 which was paid in cash in 1997 and (ii) 3,000 Unrestricted Shares awarded on February 21, 1997 valued at $25.875 per share.

(26) Consists of 6,000 Restricted Shares awarded on February 21, 1997 valued at $25.875 per share. These Restricted Shares vest in two equal annual installments beginning on January 1, 1998. The value of such Restricted Shares (both vested and unvested) as of December 31, 1998 was $139,125. Dividends are payable on these Restricted Shares.

(27) Mr. Wheeler was hired as Senior Vice President effective April 1, 1998. Accordingly, there is no compensation information provided for periods prior to such date.

(28) Amount consists of (i) $140,615 which was paid in cash in 1999 and (ii) 2,666 Unrestricted Shares awarded on April 1, 1999 valued at $21.9375 per share.

(29) Consists of 5,334 Restricted Shares awarded on April 1, 1999 valued at $21.9375 per share. These Restricted Shares vest in two equal annual installments beginning on April 1, 2000. Dividends are payable on these Restricted Shares.

         Option Grants. The following table sets forth information with respect to options granted during 1998 to the Company's Chief Executive Officer and the four other most highly compensated executive officers.

                        OPTION GRANTS IN FISCAL YEAR 1998

                                                INDIVIDUAL GRANTS
                            ----------------------------------------------------------             POTENTIAL
                            NUMBER OF      PERCENT OF                                        REALIZABLE VALUE AT
                              SHARES     TOTAL OPTIONS                                         ASSUMED ANNUAL
                            UNDERLYING     GRANTED TO                                            RATE OF SHARE
                              OPTIONS      EMPLOYEES    EXERCISE OR                           PRICE APPRECIATION
                              GRANTED      IN FISCAL     BASE PRICE    EXPIRATION                 FOR OPTION
        NAME                    (#)          YEAR          ($/SH)         DATE                     TERM (3)
---------------------           ---          ----        ----------    ----------          -----------------------
                                                                                             5% ($)       10% ($)
                                                                                            --------     --------

Marcus E. Bromley......      200,000 (1)     16.0%     $  26.750 (3)   October 1, 2008     $3,365,000   $8,526,000
John T. Rippel.........      150,000 (1)     12.0%        26.750 (3)   October 1, 2008      2,523,000    6,395,000
C. Jordan Clark........      150,000 (1)     12.0%        26.750 (3)   October 1, 2008      2,523,000    6,395,000
Marvin R. Banks, Jr....      100,000 (1)      8.0%        26.750 (3)   October 1, 2008      1,682,000    4,263,000
Chris D. Wheeler.......      150,000 (1)     12.0%        26.750 (3)   October 1, 2008      2,523,000    6,395,000
Chris D. Wheeler.......        6,300 (2)      0.5%        27.625 (4)   April 1, 2008          109,000      277,000

--------------------
[FN]
(1)   These options vest upon the earlier to occur of (i) January 1, 2003 or
      (ii) the first date upon which the Company's Common Shares close at $40.00 per share.
(2) These options vest in three equal installments on the first, second and third anniversaries of the April 1, 1998 date of grant.
(3) The exercise price was based on the average of the closing prices of the Company's Common Shares for the five trading days ending on September 30, 1998.
(4) The exercise price was based on the price of the equity used in the Company's acquisition of Trammell Crow Residential's South Florida operations.
(5) Amounts represent hypothetical gains that could be achieved for the respective options if exercised at the end of the option term. These gains are based upon assumed rates of share price appreciation set by the Securities and Exchange Commission of five percent and ten percent compounded annually from the date the respective options were granted. Actual gains, if any, are dependent on the performance of the Common Shares. There can be no assurance that the amounts reflected will be achieved.

               Option Exercises and Year-End Holdings. The following table sets forth the aggregate number of options exercised in 1998 and the value of options held at the end of 1998 by the Company's Chief Executive Officer and the four other most highly compensated executive officers.

               AGGREGATED OPTION EXERCISES IN FISCAL YEAR 1998 AND
                       FISCAL YEAR-END 1998 OPTION VALUES

                                                                           NUMBER OF
                                                                          SECURITIES           VALUE OF
                                                                          UNDERLYING          UNEXERCISED
                                                                          UNEXERCISED        IN-THE-MONEY
                                                                            OPTIONS             OPTIONS
                                                                           AT FISCAL           AT FISCAL
                                                                          YEAR-END(#)         YEAR-END($)
                                       SHARES                           --------------       -------------
                                     ACQUIRED ON             VALUE       EXERCISABLE/        EXERCISABLE/
       NAME                          EXERCISE(#)          REALIZED($)    UNEXERCISABLE       UNEXERCISABLE
       ----                          -----------          -----------   --------------       -------------

Marcus E. Bromley...................    13,332            $ 8,000 (1)   53,668/200,000        $79,000/N/A
John T. Rippel......................         0                  0       62,000/150,000         74,000/N/A
C. Jordan Clark.....................         0                  0       47,900/150,000         65,000/N/A
Marvin R. Banks, Jr.................    13,332            $72,000 (1)   29,868/100,000         52,000/N/A
Chris D. Wheeler....................         0                  0            0/156,300              0/N/A

--------------------------
[FN]
(1) Represented an exercise of 13,332 incentive stock options. The shares acquired upon exercise were held.

EMPLOYMENT AGREEMENTS

         The Company has entered into employment agreements (each an "Employment Agreement") with each of Messrs. Bromley, Rippel, Clark, Banks and Wheeler (the "Executive Officers"). The Employment Agreements will continue in effect through January 1, 2000 for Messrs. Bromley, Rippel, Clark and Banks and through September 30, 1999 for Mr. Wheeler. Such Employment Agreements automatically renew for additional one year terms unless a notice to the contrary effect is given by either party. Pursuant to their Employment Agreements, Mr. Bromley is serving as Chairman of the Board of Trustees and Chief Executive Officer of the Company, Mr. Rippel is serving as President and Chief Operating Officer of the Company, Mr. Clark is serving as Senior Vice President and Chief Investment Officer of the Company, Mr. Banks is serving as Senior Vice President and Chief Financial Officer of the Company and Mr. Wheeler is serving as Senior Vice President of the Company. Base salaries for 1998 through September 30, 1998 were as follows: $220,000 for Mr. Bromley, $200,000 for Mr. Rippel and $160,000 for each of Messrs. Clark, Banks and Wheeler. The Board of Trustees increased base salaries effective October 1, 1998 to the following amounts: $325,000 for Mr. Bromley, $275,000 for Mr. Rippel, $250,000 for each of Messrs. Clark and Wheeler and $225,000 for Mr. Banks. Each Employment Agreement provides for an annual review of base salary. In addition, the Compensation Committee of the Board may provide for additional compensation as a bonus should it determine that such compensation is appropriate in its discretion based on merit, the Company's financial performance and other criteria. See "Incentive Compensation Plan" for a more detailed description of bonus compensation. Pursuant to their Employment Agreements, the Company is, in general, required to purchase policies of life insurance for the benefit of each of the Executive Officers in the amount of $1,000,000 per policy. The related annual premium cost of the life insurance policies was $9,630 in total for 1998. The Company maintains a comprehensive medical plan for the benefit of the Executive Officers and that of their immediate families and pays or reimburses each of the Executive Officers for the cost of disability insurance and provides them with a car allowance currently equal to approximately $570 per month. Each of the Executive Officers has agreed to devote substantially all of their working time to the business of the Company. Pursuant to their Employment Agreements, the Company has also agreed to indemnify each of the Executive Officers to the full extent permitted by law and subject to the Company's Declaration of Trust and Bylaws with respect to any actions commenced against such executive officer in his capacity as an officer or trustee or former officer or trustee of the Company, or any affiliate thereof for which he may serve in such capacity, and to advance any expenses incurred by such executive officers and trustees in defending such actions.

         If the employment of an Executive Officer is terminated during the year
(i) by the Company without "good reason" (as defined in the relevant Employment Agreement), (ii) within six (6) months following a "change of control" (as defined in the relevant Employment Agreement) or (iii) upon the occurrence of certain other events, the terminated employee will be entitled (a) to immediately vest in any outstanding share options and grants of Restricted Shares and (b) to receive a severance payment (the "Severance Amount") equal to his base salary and the higher of (x) his bonus for the preceding year or (y) any approved bonus for any period that has closed prior to the date of termination but has not yet been paid. Upon the termination of the employment of an Executive Officer by reason of death, his estate will be entitled to receive a payment equal to the Severance Amount, except that the amount of such benefit shall be zero if the proceeds of life insurance payable in connection with the Employment Agreement equal or exceed $1,000,000. The Employment Agreements provide that if an Executive Officer is terminated for "good reason" or voluntarily terminates his employment (other than termination which occurs within six (6) months following a "change of control"), no Severance Amount will be payable and such individual will not, without the prior written consent of the Board of Trustees, directly or indirectly, compete with the Company with respect to any multifamily apartment residential real estate property development, construction, acquisition or management activities then undertaken or being considered by the Company for a period of twelve months following the termination of employment with the Company.

         During the term of the Employment Agreement and for a period of twelve months following the termination of employment (other than termination which occurs within six (6) months following a "change of control"), the Executive Officer will not, directly or indirectly, (i) solicit or induce any present or future employee of the Company to accept employment with the Executive Officer or any person or entity associated with the Executive Officer, (ii) employ, or cause any person or entity associated with the Executive Officer to employ, any present or future employee of the Company without providing the Company with prior written notice of such proposed employment or (iii) either for himself or for any other person or entity, compete for or solicit the third party owners with whom the Company has an existing property management agreement.

SHARE PERFORMANCE GRAPH

         The following graph provides a comparison of cumulative total shareholder return for the period from January 19, 1994 (the date on which the Common Shares were first publicly traded) through December 31, 1998, among the Company, the Standard & Poor's ("S&P") 500 Index and the National Association of Real Estate Investment Trusts, Inc. ("NAREIT") Equity Residential REIT Total Return Index (the "Equity Residential REIT Index"), an industry index of 30 equity residential REITs (including the Company). The Share Performance Graph assumes an investment of $100 in each of the Company and the two indexes, and the reinvestment of any dividends. Equity Residential REITs are defined as those with 75% or more of their gross invested book value of assets invested directly or indirectly in the equity ownership of residential real estate. Upon written request, the Company will provide any shareholder with a list of the REITs included in the Equity Residential REIT Index. The historical information set forth below is not necessarily indicative of future performance. Data for the S&P 500 Index and the Equity Residential REIT Index were provided to the Company by NAREIT.

                                    [CHART]


----------------------------------------------------------------------------------------------------------------------------
                           Jan. 94   Mar. 94   Jun. 94   Sep. 94   Dec. 94   Mar. 95   Jun. 95   Sep. 95   Dec. 95   Mar. 96

----------------------------------------------------------------------------------------------------------------------------
Equity Residential REIT    $100.00   $100.55   $100.59   $ 98.82   $101.18   $ 95.38   $101.11   $106.54   $113.32   $117.59

S&P 500                    $100.00   $ 93.07   $ 93.45   $ 98.05   $ 98.02   $107.57   $117.77   $127.14   $134.71   $141.94

Gables Residential Trust   $100.00   $105.00   $107.53   $104.54   $100.86   $ 89.27   $100.67   $112.75   $117.18   $125.50
----------------------------------------------------------------------------------------------------------------------------


----------------------------------------------------------------------------------------------------------------------------
                           Jun. 96  Sep. 96  Dec. 96  Mar. 97  Jun. 97  Sep. 97  Dec. 97  Mar. 98  Jun. 98  Sep.98   Dec. 98

----------------------------------------------------------------------------------------------------------------------------

Equity Residential REIT    $120.44  $125.94  $146.70  $148.04  $155.55  $169.86  $170.63  $170.40  $166.31  $158.65  $156.79

S&P 500                    $148.31  $152.90  $165.64  $170.08  $199.78  $214.75  $220.92  $251.73  $260.06  $234.18  $284.05

Gables Residential Trust   $125.38  $132.71  $161.08  $144.24  $145.66  $159.33  $168.32  $168.71  $171.42  $172.67  $152.62
----------------------------------------------------------------------------------------------------------------------------






             1994 SHARE OPTION PLAN AND INCENTIVE COMPENSATION PLAN

         The Company adopted the 1994 Share Option Plan to provide incentives to officers, employees and non-employee trustees. The Plan provides for the grant of options to purchase a specified number of Common Shares or the grant of Restricted Shares or Unrestricted Shares. The total number of options and Common Shares that may be issued under the Plan is currently limited to 9% of the sum of (i) the total number of Common Shares outstanding at the time of any grant under the 1994 Share Option Plan and (ii) the total number of Common Shares issuable upon the exchange of common units of limited partnership ("Units") in the Operating Partnership that are outstanding at any such time (other than Units held by the Company or its subsidiaries).

         Each year, the Company establishes an incentive compensation plan (the "Incentive Compensation Plan") for certain executive officers of the Company. This plan provides for the maximum bonus officers may receive if certain Company and business unit performance objectives established for each individual are achieved. The bonus paid to each officer is based upon (i) improvement in Funds from Operations, computed on a per share basis, and (ii) an evaluation of individual performance based on specific qualitative criteria. The weight given to such factors varies depending on the officer's functional and Company-wide responsibilities.

                        COMPENSATION COMMITTEE REPORT ON
                             EXECUTIVE COMPENSATION
INTRODUCTION

         The Company's executive compensation program is intended to attract, retain and reward experienced, highly motivated executives who contribute to the Company's growth. The Compensation Committee of the Board of Trustees is currently composed of all four Independent Trustees. The Compensation Committee is responsible for setting base salaries for executive officers, administering the Incentive Compensation Plan and determining awards to executive officers under the Company's 1994 Share Option Plan. In addition to administering executive compensation, the Compensation Committee also administers the Company's 1994 Share Option Plan, reviews and makes recommendations regarding benefit plans and reviews from time to time succession planning for senior management.

COMPENSATION COMMITTEE PROCEDURES DURING 1998

         The Compensation Committee believes that at present the Company will be best served if:

                  - Executive base salaries are kept at amounts approximating the median levels prevailing within the industry.

                  - A part of each executive officer's compensation is contingent on the award of a cash bonus following a year-end review, which bonus will be based on growth of the Company's Funds from Operations and on the executive's performance of direct functional responsibilities as well as Company-wide responsibilities.

                  - Executive officers are given significant equity-based awards as an incentive both to perform effectively and to remain with the Company.

                  - The combination of base salary, annual cash bonus and equity-based awards is targeted to provide the executive officers with compensation that is at or approximates the median level for the industry if the Company performs at a level of performance that is targeted each year by the Compensation Committee and at a higher level than the median industry level if the Company's performance exceeds such target.

         The Compensation Committee believes that at present this arrangement will serve to motivate the Company's executive officers and to align the incentives of the executive officers with the interest of the Company's shareholders in long-term growth of Funds from Operations and increases in share value.

BASE SALARY


         As noted above, the Compensation Committee believes that the Company would be best served if executive base salaries are kept at amounts approximating the median level prevailing within the industry. In September, 1998, the Compensation Committee, in it efforts to ensure the foregoing and maintain a competitive compensation structure, conducted a review of the compensation structure of other real estate investment trusts within the Company's industry, and compared them with the Company's existing compensation structure. Based on that review, the Company's historical growth and financial performance, and each executive officer's performance, tenure with the Company and its Predecessor, and industry experience, the Compensation Committee determined to increase base salaries for executive officers from their previous levels. Accordingly, effective October 1, 1998, base salaries were increased to the following amounts: $325,000 for Mr. Bromley, $275,000 for Mr. Rippel, $250,000 for each of Messrs. Clark and Wheeler and $225,000 for Mr. Banks. Such salaries will remain in effect throughout 1999. Each executive officer has entered into an employment agreement with the Company. See "Compensation of Trustees and Executive Officers -- Employment Agreements." While such employment agreements automatically renew for additional one year terms unless a notice to the contrary effect is given by either party, the employment agreements do not provide for annual automatic increases in base salary.

BONUSES

         The Committee previously established an Incentive Compensation Plan that outlined the criteria by which cash bonuses for service in 1998 would be determined. The Incentive Compensation Plan provided that each executive officer could achieve a cash bonus based on the achievement of a targeted rate of growth in the Company's Funds from Operations and the Committee's subjective evaluation of such executive officer's individual performance as judged against specific goals based on business function and Company-wide responsibilities.

         In 1999, the Compensation Committee applied the criteria it had established in the 1998 Incentive Compensation Plan by (i) evaluating the growth in the Company's Funds from Operations, and (ii) evaluating each executive officer's performance against the criteria established for his position. Based on such evaluation, the Committee awarded the bonuses described in "Compensation of Trustees and Executive Officers -- Summary Compensation Table."

         The Compensation Committee has established the terms of the 1999 Incentive Compensation Plan. The 1999 Incentive Compensation Plan provides that executive officers will be eligible to receive a cash bonus which is targeted to be approximately 50% of base salary if targeted financial performance is achieved, but which can be as much as 100% of base salary if financial performance significantly exceeds this target. For each executive officer, a portion of such bonus (determined in advance by the Committee) will be determined by the achievement of a Funds from Operations target and the remaining portion by an evaluation of performance within the officer's business unit or function. Each officer's evaluation will be made against specific criteria that the Committee will develop with the aid, where appropriate, of the Chief Executive Officer.

EQUITY-BASED AWARDS

         The Committee continues to believe that the possibility to earn grants of Common Shares under the 1994 Share Option Plan will be a motivating award and an effective tool for retaining experienced and talented executives. Last year, the Committee announced its intention to award Common Shares following the end of 1998 if the growth of the Company's Funds from Operations warranted, in the opinion of the Committee, such awards. Based on the Company achieving Funds from Operations growth in excess of the target set by the Committee, the Committee awarded 29,264 Common Shares to executive officers (not including Common Shares awarded in connection with the South Florida Transaction, as discussed below). One-fourth of each award consisted of Unrestricted Shares and three-fourths consisted of Restricted Shares that vest in three equal annual installments beginning on January 1, 2000. As stated above, the Committee believes the grant of the Unrestricted Shares and the benefit from the vesting of the Restricted Shares will motivate officers and promote the retention of executives.

         In connection with its September, 1998 review of the Company's total compensation structure, the Compensation Committee granted to its executive officers, effective October 1, 1998, options to purchase an aggregate of 750,000 Common Shares with an exercise price of $26.75 per share, which is an average of the closing prices of the Common Shares for the preceding five trading days. These options vest upon the earlier to occur of (i) January 1, 2003 or (ii) the first date upon which the Common Shares close at $40.00 per share or higher. As with grants of Common Shares, the Company believes that grants of stock options with time and performance-based vesting schedules will motivate officers and promote the retention of executives.

 COMPENSATION OF CHIEF EXECUTIVE OFFICER

         In determining the compensation of the chief executive officer, the Compensation Committee applies the same philosophy and procedures as are applied to other executive officers. In connection with its September, 1998 review of the Company's total compensation structure, the Committee compared Mr. Bromley's compensation structure with that of other chief executive officers within the Company's industry. Based on that review, the Company's historical growth and financial performance, and Mr. Bromley's performance, tenure with the Company and its Predecessor, and industry experience, the Committee decided to raise executive officer base salaries. Accordingly, effective October 1, 1998, Mr. Bromley's base salary was increased to $325,000.

         In accordance with the cash incentive criteria established in the 1998 Incentive Compensation Plan described above, the Committee awarded Mr. Bromley a cash bonus of $261,625 in respect of Company-wide and individual performance during 1998. On February 9, 1999, Mr. Bromley was granted 2,231 Unrestricted Shares and 6,693 Restricted Shares which vest in three equal annual installments beginning on January 1, 2000 (subject, in general, to continued service by Mr. Bromley with the Company and other terms and conditions set forth in a Restricted Share Agreement). On October 1, 1998, Mr. Bromley was granted options to purchase 200,000 Common Shares with an exercise price of $26.75 per share, which is the average of the closing prices of the Common Shares for the preceding five trading days.

SOUTH FLORIDA TRANSACTION

         In connection with the Company's 1998 acquisition of the business and properties of Trammell Crow Residential's South Florida operations, which was consummated on April 1, 1998 (the "South Florida Transaction"), the Compensation Committee granted each of Messrs. Bromley, Rippel and Banks 4,000 Common Shares on such date. One-fourth of each award consisted of Unrestricted Shares and three-fourths consisted of Restricted Shares that vest in three equal installments beginning on April 1, 1999. The Compensation Committee granted such awards due to the size and difficulty of completing the South Florida Transaction and its importance to the Company.

         Additionally, Mr. Wheeler, who joined the Company in connection with the South Florida Transaction, received options to purchase 6,300 Common Shares on April 1, 1998 at an exercise price of $27.625 per share. These options vest in three equal annual installments beginning on April 1, 1999. Pursuant to his employment agreement, Mr. Wheeler received 8,000 Common Shares on April 1, 1999. One-third of such award consisted of Unrestricted Shares and two-thirds consisted of Restricted Shares that vest in two equal annual installments beginning on April 1, 2000.

OTHER

         The Securities and Exchange Commission (the "SEC") requires that this report comment upon the Company's policy with respect to Section 162(m) of the Internal Revenue Code, which limits the deductibility on the Company's tax return of compensation over $1 million to any of the named executive officers of the Company unless the compensation is paid pursuant to a plan which is performance-related, non-discretionary and has been approved by the Company's shareholders. The Company did not pay any compensation during 1998 that would be subject to Section 162(m). The Company believes that, because it qualifies as a REIT under the Internal Revenue Code and therefore is not subject to Federal income taxes on its income to the extent distributed, the payment of compensation that does not satisfy the requirements of Section 162(m) will not generally affect the Company's net income, although to the extent that compensation does not qualify for deduction under Section 162(m) a larger portion of shareholder distributions may be subject to Federal income taxation as dividend income rather than return of capital. The Company does not believe that Section 162(m) will materially affect the taxability of shareholder distributions, although no assurance can be given in this regard due to the variety of factors that affect the tax position of each shareholder. For these reasons, the Compensation Committee's compensation policy and practices are not directly governed by Section 162(m).

                                David M. Holland
                                Lauralee E. Martin
                                John W. McIntyre
                                D. Raymond Riddle

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

         The Compensation Committee consists of Messrs. Holland, McIntyre and Riddle and Ms. Martin. None of them has served as an officer of the Company or has any other business relationship or affiliation with the Company, except his or her service as a trustee.

                      PRINCIPAL AND MANAGEMENT SHAREHOLDERS

         The following table sets forth the beneficial ownership of Common Shares as of February 28, 1999 (unless otherwise noted) for (i) trustees and executive officers of the Company, (ii) each person who beneficially owns more than 5% of the outstanding Common Shares of the Company and (iii) the trustees (including Independent Trustees) and executive officers of the Company as a group. Unless otherwise indicated in the footnotes, all of such interests are owned directly, and the indicated person or entity has sole voting and investment power. The number of shares represents the number of Common Shares and Units held by the person. Each Unit may be presented to the Operating Partnership for redemption at a cash price equal to the market value of one Common Share, except that the Company may acquire any Unit so presented for such cash price or for one Common Share. The Company has publicly disclosed its intention to acquire Units presented for redemption for Common Shares. The extent to which the persons hold Common Shares as opposed to Units is set forth in the footnotes. As discussed above under "Compensation of Trustees and Executive Officers," following the 1999 Annual Meeting each Independent Trustee will be granted (i) 250 unrestricted Common Shares and (ii) an option to purchase 2,500 Common Shares at an exercise price equal to the fair market value of a Common Share on the date of grant; such grant is not reflected in the information set forth below.

                                               NUMBER OF
      NAME AND BUSINESS ADDRESS            SHARES AND UNITS           PERCENT OF               PERCENT OF
        OF BENEFICIAL OWNERS              BENEFICIALLY OWNED        ALL SHARES(1)       ALL SHARES AND UNITS(2)
      -------------------------           ------------------        -------------       -----------------------

TRUSTEES AND EXECUTIVE OFFICERS
Marcus E. Bromley(3).....................      351,816                  1.3%                      1.1%
John T. Rippel(4)........................      430,347                  1.6%                      1.3%
C. Jordan Clark(5).......................      195,866                    *                         *
Marvin R. Banks, Jr.(6)..................      117,865                    *                         *
Chris D. Wheeler (7).....................      456,271                  1.7%                      1.4%
David M. Holland(8)......................       20,541                    *                         *
Lauralee E. Martin(9)....................       20,816                    *                         *
John W. McIntyre(10).....................       21,849                    *                         *
D. Raymond Riddle (11)...................        1,230                    *                         *
         2859 Paces Ferry Road,
         Overlook III, Suite 1450
         Atlanta, Georgia  30339
All trustees and executive officers as a
  group (9 persons)......................    1,616,601                  5.9%                      4.9%

5% HOLDERS

Stichting Pensioenfonds ABP (12).........    1,435,000                  5.4%                      4.4%
         Oude Lindestraat 70; post bus
         2889, 6401 DL Heerlen,
         The Netherlands

Ohio PERS (13)...........................    1,500,000                  5.7%                      4.6%
         277 East Town Street
         Columbus,  Ohio  43215

LaSalle Advisors Capital Management, Inc.
and ABKB/LaSalle Securities Limited
Partnership (14).........................    2,203,800                  8.4%                      6.7%
         200 East Randolph Drive
         Chicago,  Illinois  60601

[FN]
----------------
* Less than 1%

[FN]
(1) Assumes that all Units held by the person are presented to the Operating Partnership for redemption and acquired by the Company for Common Shares. The total number of shares outstanding used in calculating this percentage assumes that none of the Units held by other persons are presented to the Operating Partnership for redemption and acquired by the Company for Common Shares.

(2) Assumes that all Units held by the person are presented to the Operating Partnership for redemption and acquired by the Company for Common Shares. In addition, the total number of shares used in calculating this percentage assumes that all of the Units outstanding held by all persons other than the Company are presented to the Operating Partnership for redemption and acquired by the Company for Common Shares.

(3) The indicated ownership includes 93,238 Common Shares (including 12,093 Restricted Shares), 155,009 Units, options to purchase 53,668 Common Shares which are currently exercisable or exercisable within 60 days of February 28, 1999 and 49,901 Common Shares owned by Mr. Bromley's minor children, with respect to which Common Shares Mr. Bromley disclaims beneficial ownership. The indicated ownership does not include 3,415 shares donated by Mr. Bromley to the Metropolitan Atlanta Community Foundation, Inc. in which Common Shares Mr. Bromley does not have a pecuniary interest.

(4) The indicated ownership includes 120,933 Common Shares (including 10,355 Restricted Shares), 247,414 Units and options to purchase 62,000 Common Shares which are currently exercisable or exercisable within 60 days of February 28, 1999.

(5) The indicated ownership includes 32,936 Common Shares (including 9,836 Restricted Shares), 105,165 Units, options to purchase 47,900 Common Shares which are currently exercisable or exercisable within 60 days of February 28, 1999, 4,714 Common Shares owned by Mr. Clark's minor children, with respect to which Common Shares Mr. Clark disclaims beneficial ownership and 5,151 Common Shares owned by Mr. Clark's spouse, with respect to which Common Shares Mr. Clark disclaims beneficial ownership.

(6) The indicated ownership includes 45,330 Common Shares (including 9,464 Restricted Shares), 42,667 Units and options to purchase 29,868 Common Shares which are currently exercisable or exercisable within 60 days of February 28, 1999.

(7) The indicated ownership includes 454,171 Units and options to purchase 2,100 Common Shares which are exercisable within 60 days of February 28, 1999.

(8) The indicated ownership includes 2,341 Common Shares, options to purchase 18,000 Common Shares which are currently exercisable or exercisable within 60 days of February 28, 1999 and 200 Common Shares owned by Mr. Holland's spouse, with respect to which Common Shares Mr. Holland disclaims beneficial ownership.

(9) The indicated ownership includes 816 Common Shares, 2,000 Common Shares held in Ms. Martin's IRA rollover account and options to purchase 18,000 Common Shares which are currently exercisable or exercisable within 60 days of February 28, 1999.

(10) The indicated ownership includes 3,849 Common Shares and options to purchase 18,000 Common Shares which are currently exercisable or exercisable within 60 days of February 28, 1999.

(11)  The indicated ownership includes 1,230 Common Shares.

(12) The indicated ownership is as of September 26, 1996 and is based solely on a Schedule 13D provided by this entity to the Company. The Schedule 13D indicates that this entity has sole voting and dispositive power with respect to all of the shares reported.

(13) The indicated ownership is as of December 31, 1998 and is based solely on a Schedule 13G provided by this entity to the Company. The Schedule 13G indicates that this entity has sole voting and dispositive power with respect to all of the shares reported.

[FN]
(14) The indicated ownership is as of December 31, 1998 and is based solely on a Schedule 13G provided by these entities to the Company. The Schedule 13G indicates that these shares are beneficially owned as a group by LaSalle Advisors Capital Management, Inc. ("LaSalle") and ABKB/LaSalle Securities Limited Partnership ("ABKB/LaSalle"), a limited partnership controlled by LaSalle. According to the Schedule 13G, (i) LaSalle beneficially owns 1,111,100 shares (excluding ABKB/LaSalle's shares), which include 370,300 shares over which it has shared voting power and 1,111,100 shares over which is has shared dispositive power, and (ii) ABKB/LaSalle beneficially owns 1,092,700 shares (excluding LaSalle's shares), which include 518,500 shares over which it has sole voting and dispositive power and 574,200 shares over which it has shared voting and dispositive power.

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

         Section 16(a) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), requires the Company's executive officers and trustees, and persons who own more than 10% of a registered class of the Company's equity securities, to file reports of ownership and changes in ownership with the SEC and the NYSE. Officers, trustees and greater than 10% shareholders are required by SEC regulations to furnish the Company with copies of all Section 16(a) forms they file. To the Company's knowledge, based solely on review of the copies of such reports furnished to the Company and written representations that no other reports were required during the fiscal year ended December 31, 1998, all
Section 16(a) filing requirements applicable to its executive officers, trustees and greater than 10% beneficial owners were satisfied, except that Mr. McIntyre inadvertently failed to file a Form 4 Statement of Changes in Beneficial Ownership of Securities, relating to the purchase of 2,000 Common Shares, on a timely basis.

                                  OTHER MATTERS

INDEPENDENT AUDITORS

         The accounting firm of Arthur Andersen LLP has served as the Company's independent auditors since the Company's formation in October, 1993. A representative of Arthur Andersen LLP will be present at the Annual Meeting, will be given the opportunity to make a statement if he so desires and will be available to respond to appropriate questions.

EXPENSES OF SOLICITATION

         The cost of solicitation of proxies will be borne by the Company. In an effort to have as large a representation at the meeting as possible, special solicitation of proxies may, in certain instances, be made personally or by telephone, telegraph or mail by one or more employees of the Company. The Company also may reimburse brokers, banks, nominees and other fiduciaries for postage and reasonable clerical expenses of forwarding the proxy material to their principals who are beneficial owners of the Company's Common Shares.

SHAREHOLDER PROPOSALS

         Any shareholder proposals submitted pursuant to Exchange Act Rule 14a-8 and intended to be presented at the Company's 2000 Annual Meeting must be received in writing at the principal executive office of the Company on or before December 14, 1999 to be eligible for inclusion in the proxy statement and form of proxy to be distributed by the Board of Trustees in connection with such meeting.

         Any shareholder proposals intended to be presented at the Company's 2000 Annual Meeting, other than a shareholder proposal submitted pursuant to Exchange Act Rule 14a-8, must be received in writing at the principal executive office of the Company no later than March 11, 2000, nor prior to November 27, 1999, together with all supporting documentation required by the Company's Bylaws. Proxies solicited by the Board of Trustees will confer discretionary voting authority with respect to these proposals, subject to SEC rules governing the exercise of this authority.

OTHER MATTERS

         The Board of Trustees does not know of any matters other than those described in this Proxy Statement which will be presented for action at the Annual Meeting. If other matters are presented, proxies will be voted in accordance with the best judgment of the proxy holders.

REGARDLESS OF THE NUMBER OF SHARES YOU OWN, YOUR VOTE IS IMPORTANT TO THE COMPANY. PLEASE COMPLETE, SIGN, DATE AND PROMPTLY RETURN THE ENCLOSED PROXY CARD TODAY.

                                     PROXY

                            GABLES RESIDENTIAL TRUST

       2859 PACES FERRY ROAD, OVERLOOK III, SUITE 1450, ATLANTA, GA 30339
                            PROXY FOR COMMON SHARES
           THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF TRUSTEES


         The undersigned hereby appoints Marcus E. Bromley and Marvin R. Banks, Jr., and each of them proxies with full power of substitution to vote for and on behalf of the undersigned at the Annual Meeting of Shareholders of Gables Residential Trust, to be held at the Vinings Club located in the office building of the Company's headquarters at 2859 Paces Ferry Road, Atlanta, Georgia 30339 on Tuesday May 25, 1999 at 9:00 a.m., and at any adjournments thereof. The undersigned hereby revokes any proxy previously given in connection with such meeting and acknowledges receipt of the Notice of Annual Meeting of Shareholders and Proxy Statement and the 1998 Annual Report to Shareholders.


                   CONTINUED AND TO BE SIGNED ON REVERSE SIDE

    Please mark
[X] votes as in
    this example.

This proxy, when properly executed, will be voted in the manner directed herein by the undersigned shareholder. If no instruction is indicated with respect to
Item 1 below, the undersigned's votes will be cast in favor of such matter. PLEASE SIGN AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE.


1.  To elect three Class II Trustees to hold office until the 2002    2. To consider and act upon any matters incidental to the
    Annual Meeting of Shareholders and until their successors are        foregoing or any other matters which may properly come
    duly elected and qualified.                                          before the meeting or any adjournments thereof.

Class II Nominees: John W. McIntyre, D. Raymond Riddle
                   and Chris D. Wheeler

                 FOR                              WITHHELD
                 ALL    [ ]                   [ ] FROM ALL
               NOMINEES                           NOMINEES

[ ]
   -----------------------------------------------------
   For all nominees except as noted above

                                                                      MARK HERE FOR ADDRESS CHANGE AND NOTE AT LEFT [ ]



                                                                      For joint accounts each owner should sign. Executors,
                                                                      administrators, trustees, corporate officers and
                                                                      others acting in a representative capacity should
                                                                      give full title or authority.